EXHIBIT 20b
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                                            FOR IMMEDIATE RELEASE






                                   Contact:  Roger W. W. Baker
                                             (203) 698-5148

                                             Daniel A. Conforti
                                             (203) 698-5132



         SALE OF THE AMERICAN TOBACCO COMPANY COMPLETED



Old Greenwich, CT, December 22 -- American Brands, Inc. announced that it has completed the sale of The American Tobacco Company to B.A.T Industries, p.l.c. Simultaneously, American Brands' U.K.- based subsidiary, Gallaher Limited, completed the transfer to B.A.T of the Silk Cut trademark rights outside Europe.
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12/22/94